As filed with the Securities and Exchange Commission on August 8, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 ________________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
926 West Sprague Avenue;	99201
Suite 200	(Zip Code)
Spokane, Washington
(Address of principal executive offices)

GOLD RESERVE INC. EQUITY INCENTIVE PLAN (Full title of the plan)

agent for service:	with a copy to:
ROCKNE J. TIMM	JONATHAN B. NEWTON
926 West Sprague Avenue, Suite 200	Baker & McKenzie LLP
Spokane, Washington 99201	Pennzoil Place, South Tower
(509) 623-1500	711 Louisiana, Suite 3400
(Name, address and telephone number,	Houston, Texas 77002
including area code)	(713) 427-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer X
Non-accelerated filer (Do not check if a smaller reporting company)☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be registered (1)	registered	per share (2)	offering price (2)	fee

Class A Common Shares, no par value	681,321 Shares	$1.40	$953,849.40	37.49

Class A Common Share Purchase Rights	681,321 Rights	N/A	N/A	N/A (3)

(1)	The Class A Common Shares, no par value per share (the “Class A Common Shares”), of Gold Reserve Inc. (the “Company”) being registered hereby relate to the Gold Reserve Inc. Equity Incentive Plan, as amended, (the “Plan”).

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on August 6, 2008, as reported on the American Stock Exchange.

(3)	In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

Item 3. Incorporation of Documents by Reference.

     The issuance of the additional 681,321 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby shall be issued under the Plan, which was amended as of January 29, 2006 to increase the number of Class A Common Shares available for issuance under the Plan pursuant an "evergreen" provision (which provides that the total number of Class A Common Shares subject to issuance under the Plan shall be 10% of the Company's outstanding Class A Common Shares from time to time).

The following items are incorporated herein by reference:

  The Company’s Annual Report on Form 40-F dated March 31, 2008;
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report on Form 40-F dated March 31, 2008;
  The description of the Class A Common Shares registered hereby contained in the Company’s Registration Statement on Form S-4 filed on November 27, 1998 under the section entitled “DESCRIPTION OF SECURITIES AND COMPARISON OF RIGHTS OF
  SHAREHOLDERS”; and
  The description of the Class A Common Share Purchase Rights registered hereby contained in the Company’s 2005 Annual Report on Form 20-F (Exhibit 3.1) dated April 3, 2006.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to its filing of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 are incorporated herein by reference:

(1)	Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595, as amended); and

(2)	the Company, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 333-151589) (b) Registration Statement on Form S-8 (Registration No. 333-145769), as amended; (c) Registration Statement on Form S-8 (Registration No. 333-139463), as amended; (d) Registration Statement on Form S-8 (Registration No. 333-138128), as amended; (e) Registration Statement on Form S-8 (Registration No. 333- 135756), (f) Registration Statement on Form S-8 (Registration No. 333-133421), (g) Registration Statement on Form S- 8 (Registration No. 333-127336), as amended; (h) Registration Statement on Form S-8 (Registration No. 333-119037), as amended; (i) Registration Statement on Form S-8 (Registration No. 333-110927), and (j) Registration Statement on Form S-8 Registration No. 333-56495), as amended.

Item 8. Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit

Number Description

4.1	Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/ Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333- 68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No.

001-31819) filed with the Securities and Exchange Commission on March 31, 2006)

4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

5.1	Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Pincock Allen & Holt*

23.4	Consent of Marston & Marston, Inc.*

24.1 Power of Attorney (included on the signature page of the registration statement)*

_______________ * Filed herewith. Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Company is relying on Rule 430B:

(A) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of
Washington, on August 7, 2008.

GOLD RESERVE INC.

By: /s/ Rockne J. Timm

ROCKNE J. TIMM
Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Gold Reserve Inc. hereby appoints Rockne J. Timm his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, with full power to act alone, to sign on his behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rockne J. Timm	Chief Executive Officer (Principal Executive	August 7, 2008

ROCKNE J. TIMM	Officer) and Director

/s/ Robert A. McGuinness	Vice President Finance and Chief Financial	August 7, 2008

ROBERT A. McGUINNESS	Officer (Principal Financial and Accounting
Officer)

/s/ A. Douglas Belanger	President and Director	August 7, 2008

A. DOUGLAS BELANGER

/s/ James P. Geyer	Senior Vice President and Director	August 7, 2008

JAMES P. GEYER

/s/ James H. Coleman	Chairman of the Board	August 7, 2008

JAMES H. COLEMAN

/s/ Patrick D. McChesney	Director	August 7, 2008

PATRICK D. McCHESNEY

/s/ Chris D. Mikkelsen	Director	August 7, 2008

CHRIS D. MIKKELSEN

/s/ Jean Charles Potvin	Director	August 7, 2008

JEAN CHARLES POTVIN

Exhibit
Number	Description

4.1	Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company’s
Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on March 31, 2006)*
4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the
Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4
(Registration No. 333-68061) filed with the Securities and Exchange Commission on November
27,1998)
4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint
Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333-
68061) filed with the Securities and Exchange Commission on November 27, 1998)
4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights
Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No.
001-31819) filed with the Securities and Exchange Commission on March 31, 2006)
4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the
Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)
5.1	Opinion of Austring, Fendrick, Fairman & Parkkari *
23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of Pincock Allen & Holt*
23.4	Consent of Marston & Marston, Inc.*

24.1	Power of Attorney (included on the signature page of the registration statement)*

* Filed herewith.

EXHIBIT 5.1

AUSTRING, FENDRICK, FAIRMAN & PARKKARI

BARRISTERS & SOLICITORS

LORNE N. AUSTRING	DEBRA L. FENDRICK
H. SHAYNE FAIRMAN	KEITH D. PARKKARI	3081 Third Avenue
GREGORY A. FEKETE	PETER MORAWSKY	Whitehorse, Yukon
ANNA J. PUGH		Y1A 4Z7

PHONE: (867) 668-4405 FAX: (867) 668-3710 E-MAIL: gf@lawyukon.com

OUR FILE NO:

014910-21

August 6, 2008

United States Securities and Exchange Commission Washington, DC 20549 USA Gold Reserve Inc. 926 West Sprague Avenue, Suite 200 Spokane, Washington 99201 USA

Dear Sirs/Mesdames:

Re: Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 681,321 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, amended and restated as of January 29, 2006, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve Equity Incentive Plan, as amended and restated January 29, 2006 (the "Equity Plan"), and (b) such additional Class A Common Shares as may become issuable pursuant to the antidilution provisions of the Equity Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Equity Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Equity Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and non-assessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,

s/ Austring, Fendrick, Fairman & Parkkari

EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) of our report dated March 27, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Gold Reserve Inc., which appears in Gold Reserve Inc.’s Annual Report on Form 40-F for the year ended December 31, 2007.

s/	PricewaterhouseCoopers LLP
Vancouver, B.C., Canada
August 7, 2008

EXHIBIT 23.3

Consent of Pincock, Allen & Holt

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 40-F for the year ended December 31, 2007. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Pincock, Allen & Holt.
s/	Richard Addison, PE
Principal Process Engineer
s/	Barton G. Stone, C.P.G.
Chief Geologist
August 6, 2008

EXHIBIT 23.4

Consent of Marston & Marston, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 40-F for the year ended December 31, 2007. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

s/	Marston & Marston, Inc.
August 6, 2008